                                                                    EXHIBIT 12.1

                        CROWN CASTLE INTERNATIONAL CORP.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

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
                                              YEARS ENDED           PRO FORMA
                                              DECEMBER 31,          YEAR ENDED
                                         ------------------------  DECEMBER 31,
                                          1995    1996     1997        1997
                                         ------  ------  --------  ------------
Computation of Earnings:
 Income (loss) before income taxes...... $  (21) $ (947) $(11,893)   $(18,379)
 Add:
  Fixed charges (as computed below).....  1,214   1,912     9,825      18,692
  Equity in losses of unconsolidated af-
   filiate..............................    --      --      1,138       1,274
                                         ------  ------  --------    --------
                                         $1,193  $  965  $   (930)   $  1,587
                                         ======  ======  ========    ========
Computation of Fixed Charges:
 Interest expense....................... $1,101  $1,748  $  7,095    $    612
 Amortization of deferred financing
  costs and discount on long-term debt..     36      55     2,159      17,223
 Interest component of operating lease
  expense...............................     77     109       571         857
                                         ------  ------  --------    --------
                                         $1,214  $1,912  $  9,825    $ 18,692
                                         ======  ======  ========    ========
Ratio of Earnings to Fixed Charges......    --      --        --          --
                                         ======  ======  ========    ========
Fixed Charge Coverage Deficiency........ $   21  $  947  $ 10,755    $ 17,105
                                         ======  ======  ========    ========
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